UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 17, 2011

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change.  Trailing 3-month average versus prior year.)

	February ‘11	March ‘11	April ‘11
Process Management	>+20	>+20	>+20
Industrial Automation	>+20	>+20	>+20
Network Power	-5 to 0	0	+5
Climate Technologies	+5 to +10	+5 to +10	0 to +5
Tools and Storage	+5 to +10	+5 to +10	+5
Total Emerson	+10 to +15	+10 to +15	+10 to +15

April 2011 Order Comments:

Emerson order trends remained solid, driven by strength in global capital goods end markets.  As expected, trailing three-month orders excluding currency have moderated to approximately 8 percent, dropping two points from last month as comparisons get tougher. Currency exchange rates positively impacted orders by 5 percentage points.

Process Management end markets remain strong.  Project wins continued globally and MRO orders remained solid.  Order growth is starting to moderate from very high levels and comparisons will be more difficult going forward.  Currency exchange rates positively impacted Process orders by 11 percentage points.

Solid global capital spending trends continued to drive strong order growth in Industrial Automation, even with tough prior year comparisons.  Growth remained very strong for the power generating alternator business.

Network Power orders continued to improve and increased 5 percent in the trailing three-month period.  Modest order growth resumed in the Network Power business in Asia.  The embedded computing and power businesses remained slightly negative against very tough prior year comparisons.  Solid order rates continued for the uninterruptible power supply business.

Climate Technologies order growth remained positive against very difficult prior year comparisons.  U.S. residential trailing three-month order growth remained positive, but moderated from the prior month as channel inventory replenishment ramped up in previous months.  Global refrigeration remained solid with strength in transport and industrial refrigeration.  Orders in Asia declined as expected compared with a very strong prior year period and fiscal tightening in China.

Tools and Storage orders reflected growth in the professional tools, commercial storage and disposer businesses which was partially offset by weakness in the residential storage and wet/dry vacuums businesses.

Upcoming Investor Events:

May 18, 2011 – 2011 Electrical Products Group Conference

            Location:  Longboat Key, Florida

            Time:  10:45 a.m. to 11:25 a.m. Eastern Daylight Time

            Presenter: David N. Farr, Chairman and Chief Executive Officer

Presentation:  The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.Emerson.com/financial.  The presentation slides will be available for approximately one week thereafter at the same location on the website.

June 2, 2011 – Sanford C. Bernstein Strategic Decisions Conference

            Location:  Waldorf Astoria Hotel in New York City

            Time:  9:00 a.m. to 9:50 a.m. Eastern Daylight Time

            Presenter: David N. Farr, Chairman and Chief Executive Officer

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 17, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary